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                                                                     Exhibit 16

DELOITTE &
  TOUCHE
-------------      ------------------------------------------------------------
                   DELOITTE & TOUCHE LLP
                   1000 Wilshire Boulevard                  Tel: (213) 688-0800
                   Los Angeles, California  90017-2472      Fax: (213) 688-0100


August 31, 1999


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K/A of Pico Products, Inc. dated August 31, 1999.

Yours truly,


/s/Deloitte & Touche LLP